SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                (AMENDMENT NO. )

            Filed by the Registrant                     [X]
            Filed by a Party other than the Registrant  [ ]

            [X]      Preliminary Proxy Statement
            [ ]      Confidential,  for use of the Commission Only (as
                     permitted by Rule  14a-6(e)(2)
            [ ]      Definitive  Proxy Statement
            [ ]      Definitive  Additional  materials
            [ ]      Soliciting Material Pursuant to ss. 240.14a-ll(c) or
                     ss. 240.14a-12


                          IAI INVESTMENT FUNDS VI, INC.
              ---------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Steven G. Lentz
                            Investment Advisers, Inc.
                              3700 First Bank Place
                              Minneapolis MN 55402
- ------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X] $125 per Exchange Act Rules 0-ll(c)(l)(ii), 14-(i)(1), 14a-6(i)(2)  or
     Item  22(a)(2)  of  Schedule  14A.
 [ ] $500 per each  party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
 [ ] Fee computed on table below per Exchange Act Rule 14-(i)(4) and 0-11.

 (1)     Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------

 (2)     Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 *-/:

         ----------------------------------------------------------------------

 (4)     Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------
         *-/ Set forth the amount on which the filing fee is calculated and state how it was determined.

 (5)     Total fee paid:

         ----------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

         ----------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

(3)      Filing Party:

         ----------------------------------------------------------------------

(4)      Date Filed:

         ----------------------------------------------------------------------

                               [Preliminary Copy]
                          IAI INVESTMENT FUNDS VI, INC.
                       3700 First Bank Place, P.O. Box 357
                        Minneapolis, Minnesota 55440-0357
                         (612) 376-2700; (800) 945-3863


           NOTICE OF SPECIAL SHAREHOLDERS' MEETING: SEPTEMBER 12, 1996


     NOTICE IS HEREBY GIVEN that a special meeting of shareholders of IAI Investment Funds VI, Inc., on behalf of its portfolio known as IAI Minnesota Tax Free Fund (the "Fund"), will be held at the thirty-seventh floor of First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota, on September 12, 1996, 1996 at 10:00 a.m. Central Daylight Time, for the following purpose:

     1. To consider and vote upon the liquidation and dissolution of the Fund pursuant to the provisions of the Plan of Liquidation and Dissolution of the Fund. A vote in favor of the Plan of Liquidation and Dissolution will be considered a vote in favor of an amendment to the articles of incorporation of IAI Investment Funds VI, Inc. required to effect the proposed liquidation and dissolution.

     2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Shareholders of record on August 26, 1996 are the only persons entitled to notice of and to vote at the meeting. Your attention is directed to the attached Proxy Statement. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, SIGN, DATE, AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE FURTHER SOLICITATION EXPENSE. There is enclosed with the proxy an addressed envelope for which no postage is required.


Dated:  _____________ , 1996                       William C. Joas, Secretary

                               [Preliminary Copy]
                          IAI INVESTMENT FUNDS VI, INC.

                              3700 First Bank Place
                             601 Second Avenue South
                          Minneapolis, Minnesota 55402
                         (612) 376-2700; (800) 945-3863

               SPECIAL MEETING OF SHAREHOLDERS: SEPTEMBER 12, 1996

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of IAI Investment Funds VI, Inc. on behalf of its portfolio known as IAI Minnesota Tax Free Fund (the "Fund"), of proxies to be voted at a special meeting of shareholders of the Fund to be held September 12, 1996, and any adjournments thereof. The costs of solicitation, including the cost of preparing and mailing the Notice of Meeting and this Proxy Statement, will be paid by Investment Advisers, Inc., the Fund's investment adviser and manager ("IAI"), and such mailing will take place on approximately _________, 1996. Additional solicitation may be made by letter, telephone or telegraph by officers or employees of IAI. The address of IAI is that of the Fund as provided above.

     A proxy may be revoked before the meeting by giving written notice of revocation in person or by mail to the Secretary of the Fund, by delivery of a duly executed proxy bearing a later date or by attending and voting at the Meeting. A quorum of shareholders is required to take action at the Meeting. Ten percent of the shares entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum of shareholders at the Meeting.

     For purposes of determining the approval of the proposal being submitted to shareholders for a vote, in instances where a choice is specified by the shareholder in the proxy, those proxies will be voted in accordance with the shareholder's choice. If no specification is made in the proxy, it will be voted for approval of the liquidation and dissolution of the Fund. Abstentions will be counted as present for purposes of determining whether a quorum of shares is present at the meeting, but will be counted as a vote "against" the proposal to liquidate and dissolve the Fund. Under the Rules of the New York Stock Exchange, the proposal to liquidate and dissolve the Fund is considered a "non-discretionary" proposal, which means that brokers who hold Fund shares in street name for customers are not authorized to vote on such proposal on behalf of their customers without specific voting instructions from such customers. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on the proposal, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to the proposal. So far as the Board of Directors of the Fund is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. Should any other matters properly come before the meeting, it is the intention of the persons named as proxies in the enclosed proxy to act upon them according to their best judgment. In the event that sufficient proxy votes in favor of the proposal to liquidate and dissolve the Fund are not received by September 12, 1996, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Such adjournments will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting. The persons named as proxies will vote in favor of such adjournments if they are instructed by more than a majority of the shares represented in person or by proxy to vote for the liquidation proposal.

     Only shareholders of record on August 26, 1996, may vote at the meeting or any adjournment thereof. As of that date, there were issued and outstanding ____________________ common shares, $.01 par value, of the Fund. Common shares represent the only class of securities of the Fund. Each shareholder of the Fund is entitled to one vote for each share held.

     Under Minnesota law, none of the shareholders of the Fund will be entitled to exercise any dissenters rights or appraisal rights with respect to the liquidation and dissolution of the Fund.

     The Fund's annual and semiannual reports for the fiscal year ended November 30, 1995 and the six months ended May 31, 1996, including financial statements, were previously mailed to shareholders. If you have not received these reports or would like to receive another copy of one or both reports, please contact the Fund at 3700 First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402 or call 800-945-3863, and copies will be sent, without charge, by first-class mail within three business days of your request.

                                 SHARE OWNERSHIP

         As of August 26, 1996, no Fund director owned shares of the Fund except Noel P. Rahn. Mr. Rahn, who is also Chief Executive Officer of the Fund, owns _________________ shares, or ___ % of the Fund's outstanding shares. As of that same date, Fund directors and officers as a group own ______________ shares or ___ % of the Fund's outstanding shares. Due to ownership of more than 25% of the Fund's outstanding shares, IAI's officers and directors may be said to control the Fund. To the best knowledge of the Fund, no other person or entity beneficially owns more than 5% of the Fund's outstanding shares except as set forth below.

================================================================================
Name and Address              Number of                             Percent of
of Shareholder                 Shares                                  Class
================================================================================
[insert 5% shareholder information]


                APPROVAL OF A PLAN OF LIQUIDATION AND DISSOLUTION

INTRODUCTION

     At a meeting held on August 7, 1996, the Board of Directors considered and approved IAI's recommendation that the Fund be liquidated and dissolved. The Board also directed IAI to prepare a Plan of Liquidation and Dissolution of the Fund ("Liquidation Plan") to be submitted for shareholder approval. A copy of the Liquidation Plan is attached as Exhibit A to this Proxy Statement. A vote in favor of the Liquidation Plan will be considered a vote in favor of an amendment to the articles of incorporation of IAI Investment Funds VI, Inc. required to effect the proposed liquidation and dissolution. A copy of this amendment to the articles is included in Exhibit A to this Proxy Statement. If Fund shareholders approve the Liquidation Plan, IAI will sell the Fund's portfolio securities and other assets, pay creditors or establish reserves for such payments, and distribute the net proceeds of such sales in cash, pro rata in accordance with Fund holdings. The Board of Directors unanimously recommends that shareholders vote FOR the Liquidation Plan.

BACKGROUND

     The Fund, whose address and phone number are listed on page one, is represented by the Series D Common Shares of IAI Investment Funds VI, Inc., an open-end diversified management investment company that is a Minnesota corporation. The Fund commenced operations as "IAI Tax Free Fund" on April 6, 1992. The Fund's investment objective is to provide shareholders with as high a level of current income exempt from federal income tax as is consistent with preservation of capital. The Fund sought to achieve this objective by investing primarily in investment grade municipal bonds. At the end of its first fiscal year, the Fund had net assets of only $5 million. The Fund's small size prevented IAI from effectively managing the Fund for two reasons. First, trade execution was inefficient because the bid/ask spread on odd lot transactions is significantly wider than for round lot transactions, whose normal trading unit is $1 million. Second, municipal bond dealers were generally not interested in covering small funds. In an effort to raise assets, in April 1993 IAI decided to voluntarily waive all Fund expenses in excess of .25% of the Fund's average net assets. Without such waiver the Fund would have had total expenses of .95% of its average net assets. Unfortunately, the Fund still continued to have problems attracting assets: at the end of its November 1994 fiscal period, the Fund had only $6.9 million in net assets. Therefore, in Fall 1994 IAI recommended and the Board unanimously approved a change in investment focus to allow the Fund to pursue its objective by investing primarily in investment grade municipal bonds issued by the State of Minnesota and its political or governmental subdivisions, municipalities, governmental agencies or instrumentalities ("Minnesota Obligations"). Consistent with this change in focus, the Board approved changing the Fund's name to "IAI Minnesota Tax Free Fund". In December 1994, the Fund formally completed its transition to this new focus.

     After a year and a half of operation as a mutual fund investing primarily in Minnesota Obligations, the Fund has failed to attract new assets and has actually gotten smaller. As of May 31, 1996, the date of the Fund's most recent semi-annual report, the Fund had $4.6 million in net assets. Given that both the fee waiver and the change in investment focus have failed to overcome the Fund's inability to attract assets, IAI has now concluded that the Fund should be shut down. Another reason underlying IAI's conclusion is the generally stagnant market for single-state tax exempt mutual funds. IAI believes it would be in the best interests of Fund shareholders to invest in either a larger single-state tax exempt fund or a larger national tax-exempt fund. Accordingly, IAI has recommended liquidating the Fund's assets, distributing the proceeds to Fund shareholders, and dissolving the Fund's legal structure.

      At its August 7, 1996 meeting, the Fund's Board of Directors agreed with IAI's recommendation. Accordingly, the Fund's Board of Directors, including all of the Directors who are not "interested persons" of the Fund, as defined in the Investment Company Act of 1940, unanimously adopted resolutions declaring that the proposed liquidation and dissolution was in the best interests of the Fund and its shareholders, approving the Liquidation Plan and amendment to the articles proposed by IAI, and directing IAI to formally prepare such Liquidation Plan and amendment and submit them for shareholder approval.

DESCRIPTION OF THE LIQUIDATION PLAN AND RELATED TRANSACTIONS

      If the Liquidation Plan is approved by the Fund's shareholders, as of 3:00 p.m. Central time on the day of approval, the Fund will cease to carry on its business and will proceed to sell all of its portfolio securities and other assets for cash at one or more public or private sales and at such prices and on such terms and conditions as IAI determines to be reasonable and in the best interests of the Fund and its shareholders. IAI anticipates that the aggregate of such prices, net of the Fund's liabilities, will approximate the Fund's net asset value on such date, subject to market changes during the period in which portfolio securities are sold. That same day, the Fund will file Articles of

Amendment to its Amended and Restated Articles of Incorporation reflecting the dissolution of the Fund with the Minnesota Secretary of State in accordance with Minnesota law. The Fund then will apply its assets to the payment, satisfaction and discharge of all existing debts and obligations of the Fund, and distribute in one or more payments the remaining assets among the shareholders of the Fund, with each shareholder receiving his or her proportionate share of each liquidation distribution in cash. Upon such filing, the Fund will be statutorily dissolved and will cease to exist, and no shareholder will have any interest whatsoever in the Fund. IAI will bear the expenses of liquidation of the Fund consistent with the terms of its Management Agreement with the Fund, which provides that except for brokerage commissions and other expenditures in connection with the purchase and sale of portfolio securities, interest expense, and, subject to the specific approval of a majority of the disinterested directors of a Fund, taxes and extraordinary expenses, IAI will pay all of the Fund's costs and expenses.

      If the Liquidation Plan is adopted, IAI currently estimates that the liquidation distributions will be paid to shareholders during September 1996. However, the exact date of the liquidation distributions will depend on the time required to liquidate the Fund's assets. The Fund may, if deemed appropriate, hold back sufficient assets to deal with any disputed claims or other contingent liabilities which may then exist against the Fund. Any amount that is held back relating to any such claim will be deducted pro rata from the net assets distributable to shareholders and held until the claim is settled or otherwise determined. IAI does not anticipate, however, that it will be necessary to hold back any assets to deal with disputed claims or other contingent liabilities. In the event that claims are not adequately provided for or are brought after dissolution by previously unknown creditors or claimants, Fund directors and officers could be held personally liable. In addition, claims possibly could be pursued against shareholders to the extent of distributions received by them in liquidation.

     The Fund does not currently intend to create a trust to administer liquidation distributions; however, in the event the Fund is unable to distribute all of its assets pursuant to the Liquidation Plan because of its inability to locate shareholders to whom liquidation distributions are payable, the Fund may create a liquidating trust with a financial institution and deposit any remaining assets of the Fund in such trust for the benefit of the shareholders that cannot be located. The expenses of any such trust will be charged against the liquidation distributions held therein.

     As soon as practicable after the distribution of all of the Fund's assets in complete liquidation, the officers of the Fund will close the books of the Fund and prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments.

     The Fund may elect not to declare the regular monthly distribution pending the vote on the Plan in order to save the administrative costs that would be associated with payment of such distribution. If the shareholder meeting is adjourned, additional monthly distributions may also be suspended. Any amount that would otherwise have been paid as a monthly distribution will be declared as a distribution when the liquidation proceeds are paid to shareholders and paid with the rest of the proceeds of liquidation.

     Prior to completion of the liquidation, the Fund will send to its shareholders of record a letter of transmittal form for the purpose of exchanging each shareholder's Fund shares for liquidation distributions. Shareholders whose shares are held in the name of their broker or other financial institution will receive their distributions through their nominee firms. No amount will be distributed by the Fund to a shareholder of record unless and until such shareholder delivers to the Fund a signed letter of transmittal form.

FEDERAL INCOME TAX CONSEQUENCES

     PAYMENT BY THE FUND OF LIQUIDATION DISTRIBUTIONS TO SHAREHOLDERS WILL BE A TAXABLE EVENT. BECAUSE THE INCOME TAX CONSEQUENCES FOR A PARTICULAR SHAREHOLDER MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISER CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF RECEIPT OF A LIQUIDATING DISTRIBUTION.

         The Fund currently qualifies, and intends to continue to qualify through the end of the liquidation period, for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended, so that it will be relieved of federal income tax on any investment company taxable income or net capital gain (the excess of net long-term capital gain over net short-term capital loss) from the sale of its assets.

     The payment of liquidation distributions will be a taxable event to shareholders. Each shareholder will be viewed as having sold his or her Fund shares for an amount equal to the liquidation distribution(s) he or she receives. Each shareholder will recognize gain or loss in an amount equal to the difference between (a) the shareholder's adjusted basis in the Fund shares, and
(b) such liquidation distribution(s). The gain or loss will be capital gain or loss to the shareholder if the Fund shares were capital assets in the shareholder's hands and generally will be long-term if the Fund shares were held for more than one year before the liquidation distribution is received.

     As of  _______________,  1996, the Fund had  $_____________  in net capital loss carryforwards and current capital losses that could be used to offset current or future capital gains. The Fund had $_____________ in unrealized capital gains as of the same date. If the liquidation and dissolution of the Fund is approved and all or a portion of such capital gains or any additional capital gains are realized, the Fund will be able to use a portion of its net capital loss carryforwards to offset such gains. Any remaining capital loss carryforwards that are not used to offset capital gains realized upon liquidation will be lost, and the benefit of such capital loss carryforwards will not pass through to shareholders. If the Fund did not liquidate, it is possible that sufficient capital gains could be generated in the future to use the entire amount of the Fund's capital loss carryforwards.

     The Fund generally will be required to withhold tax at the rate of 31% with respect to any liquidation distribution paid to individuals and certain other non-corporate shareholders who fail to certify to the Fund that their social security number or taxpayer identification number provided to the Fund is correct and that the shareholder is not subject to backup withholding.

     The foregoing summary is generally limited to the material federal income tax consequences to shareholders who are individual United States citizens and who hold shares as capital assets. It does not address the federal income tax consequences to shareholders who are corporations, trusts, estates, tax-exempt organizations or non-resident aliens. This summary does not address state or local tax consequences. Shareholders are urged to consult their own tax advisers to determine the extent of the federal income tax liability they would incur as a result of receiving a liquidation distribution, as well as any tax consequences under any applicable state, local or foreign laws.

FINANCIAL HIGHLIGHTS

     The following financial highlights for the Fund (other than for the six months ended May 31, 1996) have been audited by KPMG Peat Marwick LLP, independent auditors, whose report thereon appears in the Fund's annual report to shareholders for the year ended November 30, 1995. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting and available to respond to appropriate questions, and they will have the opportunity to make a statement if they desire to do so. Financial statements for the year ended November 30, 1995 and the six months ended May 31, 1996 are contained in the Fund's audited annual and unaudited semiannual reports to shareholders for such periods.


                                               Six Months                       Period
                                                  Ended                          from       Year       Period from
                                                 5/31/96       Year Ended     4/1/94+ to      Ended      4/6/92***
Per-Share Data                                 (unaudited)      11/30/95       11/30/94      3/31/94    to 3/31/94
- --------------                                 -----------      --------       --------      -------    ----------
Net asset value:
   Beginning of period                            $10.24          $9.53         $10.27       $10.67       $10.00
                                                 -------          -----         ------       ------       ------

Operations:
   Net investment income                             .27            .52            .39          .58          .41
   Net realized and unrealized gains
    (losses) on investments                         (.32)           .71           (.69)        (.35)         .67
                                                    -----          ----           -----       -----         ----
Total from operations                               (.05)          1.23           (.30)         .23         1.08
                                                    -----          ----           -----       -----         ----

Distribution to shareholders from:
   Net investment income                            (.27)         (.52)          (.39)         (.56)       (.41)
   Net realized gains                                ----          ----          (.05)         (.07)       ----
                                                     ----          ----          -----         -----       ----
Total distributions to shareholders                 (.27)         (.52)          (.44)         (.63)       (.41)
                                                     ----          ----          -----         -----       -----

Net asset value:
   End of period                                   $9.92        $10.24          $9.53        $10.27      $10.67
                                                    =====       ======          =====        ======      ======

Total investment return*                            (.48%)       13.17%         (3.10%)        1.89%      11.00%

Net assets at end of period
 (000's omitted)                                   $4,577        $6,630         $6,942        $7,738      $5,045

Ratios:
   Expenses to average net assets****                .25%**        .25%           .25%**        .25%        .95%**
   Net investment income to average                                                                        4.36%**
      net assets****                                5.19%**       5.15%          5.76%**       5.28%
   Portfolio turnover rate
    (excluding short-term securities)              29.5%         94.0%          57.8%         16.0%        4.8%
- ---------------------------------------------

* Total investment return is based on the change in net asset value of a share and assumes reinvestment of distributions at net asset value.
**       Annualized
***      Commencement of operations
**** In accordance with a new management agreement effective April 1, 1996, these ratios are based on average daily net assets rather than average month-end net assets. Prior period ratios have not been adjusted.
         The Fund's adviser  voluntarily waived $20,333,  $49,686,  $35,252 and $53,108 in expenses for the period ended May 31, 1996, the year ended November 30, 1995, the period ended November 30, 1994, and the year ended March 31, 1994, respectively. If the Fund had been charged for these expenses, the ratio of expenses to average net assets would have been .95%, .95%, .95% and .95%, respectively, and the ratio of net investment income to average net assets would have been 4.40%, 4.45%, 5.06% and 4.58%, respectively.
+        Reflects fiscal year-end change from March 31 to November 30.

REQUIRED VOTE

     The affirmative vote of a majority of the Fund's shares entitled to vote at the meeting is required to approve the Liquidation Plan and amendment to the articles. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE LIQUIDATION PLAN AND AMENDMENT.



                                                        William C. Joas
                                                        Secretary

Dated: ___________, 1996

                                                                       EXHIBIT A

                       PLAN OF LIQUIDATION AND DISSOLUTION
                         OF IAI MINNESOTA TAX FREE FUND

     (a) As of 3:00 p.m. of the date of approval of this Plan of Liquidation and Dissolution by the shareholders of IAI Minnesota Tax Free Fund, represented by the Series D Common Stock of IAI Investment Funds VI, Inc. (the "Fund"), the Fund will cease to carry on its business. As soon thereafter as possible, the proper officers of the Fund shall perform such acts, execute and deliver such documents, and do all things as may be reasonably necessary or advisable to complete the liquidation and dissolution of the Fund, including, but not limited to, the following: (i) sell all of the portfolio securities and any and all other property and assets of the Fund for cash at one or more public or private sales and at such prices and on such terms and conditions as such officers shall determine to be reasonable and in the best interests of the Fund and its shareholders; (ii) to the extent possible, prosecute, settle or compromise all claims or actions of the Fund or to which the Fund is subject; (iii) file Form 966 with the Internal Revenue Service, together with certified copies of the directors' and shareholders' resolutions approving this Plan; and (iv) execute in the name and on behalf of the Fund those contracts of sale, deeds, assignments, notices and other documents as in the judgment of such officers may be necessary, desirable or convenient in connection with the carrying out of the liquidation and dissolution of the Fund. (All references in this Plan of Liquidation and Dissolution to the "proper officers of the Fund" shall include, where appropriate, proper officers of the Fund's investment adviser, acting on behalf of the Fund.)

     (b) The proper officers of the Fund then shall apply the assets of the Fund to the payment, satisfaction and discharge of all existing debts and obligations of the Fund and distribute in one or more payments the remaining assets among the shareholders of the Fund, with each shareholder receiving his or her proportionate share of each payment. All expenses of the liquidation and dissolution of the Fund, except for brokerage commissions and other expenditures in connection with the purchase and sale of portfolio securities, interest expense, and, subject to the specific approval of a majority of the disinterested directors of a Fund, taxes and extraordinary expenses, if any, will be borne by Investment Advisers, Inc.

     (c) The proper officers of the Fund may, if such officers deem it appropriate, establish a reserve to meet any contingent liabilities of the Fund, including any claims or actions to which the Fund is subject, and any amount that is placed in such reserve shall be deducted from the net assets distributable to shareholders until the contingent liabilities have been settled or otherwise determined and discharged.

     (d) In the event the Fund is unable to distribute all of the net assets distributable to shareholders because of the inability to locate shareholders to whom liquidation distributions are payable, the proper officers of the Fund may create in the name and on behalf of the Fund a liquidation trust with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such trust for the benefit of the shareholders that cannot be located. The expenses of any such trust shall be charged against the assets held therein.

     (e) On the date of approval of this Plan of Liquidation and Dissolution by Fund shareholders, the proper officers of the Fund shall file Articles of Amendment to the Amended and Restated Articles of Incorporation, in the form attached hereto, reflecting the dissolution of the Fund with the Secretary of State of the State of Minnesota in accordance with Minnesota law.

                ATTACHMENT TO PLAN OF LIQUIDATION AND DISSOLUTION

                              ARTICLES OF AMENDMENT
                                       TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          IAI INVESTMENT FUNDS VI, INC.

         The undersigned officer of IAI Investment Funds VI, Inc. (the "Corporation"), a corporation subject to the provisions of Chapter 302A of the Minnesota Statutes, hereby certifies that the Corporation's Board of Directors and shareholders, at meetings held August 7, 1996 and September __ , 1996, respectively, adopted the resolutions hereinafter set forth; and such officer further certifies that the amendments to the Corporation's Amended and Restated Articles of Incorporation set forth in such resolutions were adopted pursuant to said Chapter 302A.

         WHEREAS, the Corporation is registered as an open-end management investment company (i.e., a mutual fund) under the Investment Company Act of 1940 and offers its shares to the public in several series, each of which represents a separate and distinct portfolio of assets; and

         WHEREAS, it is desirable and in the best interests of the holders of the Series D shares of the Corporation (also known as the "IAI Minnesota Tax Free Fund") that the assets belonging to such series be liquidated; and

         WHEREAS, the Corporation wishes to provide for the pro rata distribution of the proceeds of such liquidation received by it to holders of shares of the Corporation's IAI Minnesota Tax Free Fund and the simultaneous cancellation and retirement of the outstanding shares of the Corporation's IAI Minnesota Tax Free Fund; and

     WHEREAS, the Corporation has approved a Plan of Liquidation and Dissolution providing for the foregoing transactions; and

         WHEREAS, the Plan of Liquidation and Dissolution requires that, in order to bind all holders of shares of the Corporation's IAI Minnesota Tax Free Fund to the foregoing transactions, and in particular to bind such holders to the cancellation and retirement of the outstanding shares of the Corporation's IAI Minnesota Tax Free Fund, it is necessary to adopt an amendment to the Corporation's Amended and Restated Articles of Incorporation.

         NOW, THEREFORE, BE IT RESOLVED, that Section 5(a) of the Corporation's Amended and Restated Articles of Incorporation be, and the same hereby is, amended as set forth below.

5. (a) Ten billion (10,000,000,000) of the Shares may be issued by the Corporation in a series designated "Series A Common Shares," ten billion (10,000,000,000) of the Shares may be issued by the Corporation in a series designated "Series B Common Shares," ten billion (10,000,000,000) of the Shares may be issued by the Corporation in a series designated "Series C Common Shares," ten billion (10,000,000,000) of the Shares may be issued by the Corporation in a series designated "Series E Common Shares," ten billion (10,000,000,000) of the Shares may be issued by the Corporation in a series designated "Series F Common Shares," and ten billion (10,000,000,000) of the Shares may be issued by the Corporation in a series designated "Series G Common Shares." The remaining 9,940,000,000,000 Shares authorized by this Article 5 shall initially be undesignated Shares (the

"Undesignated Shares"). Any series of the Shares shall be referred to herein individually as a "Series" and collectively herein, together with any further series from time to time created by the Board of Directors, as "Series." The Undesignated Shares may be issued in such Series with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of any Series as may be adopted from time to time by the Board of Directors of the Corporation pursuant to the authority hereby vested in the Board of Directors. Each Series of Shares which the Board of Directors may establish, as provided herein, may evidence, if the Board of Directors shall so determine by resolution, an interest in a separate and distinct portion of the Corporation's assets, which shall take the form of a separate portfolio of investment securities, cash and other assets. Authority to establish such separate portfolios is hereby vested in the Board of Directors of the Corporation, and such separate portfolios may be established by the Board of Directors without the authorization or approval of the holders of any Series of Shares of the Corporation. Such investment portfolios in which Shares of the Series represent interests are also hereinafter referred to as "Series".


         (1) As of 3:00 p.m. Central time on the date upon which these Articles of Amendment are filed with the Minnesota Secretary of State, the assets belonging to such shares, and the Special Liabilities, General Assets and General Liabilities associated with such assets, shall be sold. For purposes of the foregoing, "assets belonging to", "Special Liabilities", "General Assets" and "General Liabilities" have the meanings set forth in Article 7(b), (c) and
(d) of the Corporation's Amended and Restated Articles of Incorporation.

         (2) All issued and outstanding Series D Common Shares shall simultaneously be canceled on the books of the Series and retired. From and after this time, the Series D Common Shares canceled and retired pursuant to paragraph 5(a)(1) above shall have the status of authorized and unissued Series D Common Shares of the Corporation, without designation as to class.

         IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment on behalf of the Corporation on September ___, 1996.

                                                IAI INVESTMENT FUNDS VI, INC.


                                                By _____________________________
                                                   Secretary

                                      PROXY


                           IAI MINNESOTA TAX FREE FUND
                   (a series of IAI Investment Funds VI, Inc.)
                       3700 First Bank Place, P.O. Box 357
                        Minneapolis, Minnesota 55440-0357
                         (612) 376-2700; (800) 945-3863

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IAI INVESTMENT FUNDS VI, INC. (the "Corporation").

     The undersigned hereby appoints Richard E. Struthers, Susan J. Haedt and William C. Joas, and each of them, with power to act without the other and with the right of substitution in each, as proxies of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the shares of the common stock of IAI Minnesota Tax Free Fund (the "Fund"), held of record by the undersigned on August 26, 1996, at a special meeting of the Fund's shareholders to be held on September 12, 1996 or any adjournments or postponements thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting hereby are revoked.

THE PROXIES ARE INSTRUCTED TO VOTE AS FOLLOWS:


1. APPROVAL OF PLAN OF LIQUIDATION AND DISSOLUTION AND RELATED ARTICLES OF AMENDMENT

         [_]    FOR        [_]   AGAINST        [_]   ABSTAIN


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ABOVE PROPOSAL. RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT RELATING TO THE MEETING IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY.

     PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY PARTNER OR OTHER AUTHORIZED PERSON.

DATED: _____________________, 1996

                             --------------------------------------------------
                             Signature

[SHAREHOLDER INFORMATION]

                             --------------------------------------------------
                            Signature if held jointly


 TO SAVE FURTHER SOLICITATION EXPENSE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.